UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 or 15(d) of THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 17, 2013

INTERCONTINENTALEXCHANGE, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32671	58-2555670

(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

2100 RiverEdge Parkway, Suite 500, Atlanta, Georgia 30328
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (770) 857-4700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders

(a) The Annual Meeting of Stockholders of IntercontinentalExchange, Inc. was held on May 17, 2013.

(b) The results of the matters submitted to a stockholder vote at the Annual Meeting are as follows:

1. Election of Directors:  Our stockholders elected the following eleven directors to each serve a one-year term expiring on the date of the 2014 Annual Meeting of Stockholders or until his or her successor has been duly chosen and qualified:

	For	Against	Abstain	Broker Non-Votes

Charles R. Crisp	59,393,922	1,317,058	83,858	3,206,916

Jean-Marc Forneri	59,445,515	1,265,880	83,443	3,206,916

Senator Judd A. Gregg	60,122,410	588,588	83,840	3,206,916

Fred W. Hatfield	60,118,530	592,706	83,602	3,206,916

Terrence F. Martell, Ph.D	60,126,406	584,714	83,718	3,206,916

Sir Callum McCarthy	60,104,767	603,163	86,908	3,206,916

Sir Robert Reid	59,150,648	1,557,193	86,997	3,206,916

Frederic V. Salerno	51,523,229	9,184,360	87,249	3,206,916

Jeffrey C. Sprecher	58,662,221	1,864,502	268,115	3,206,916

Judith A. Sprieser	56,277,684	4,430,495	86,659	3,206,916

Vincent Tese	52,428,891	8,279,085	86,862	3,206,916

2.  Advisory Resolution on Executive Compensation:  Our stockholders approved the proposal on executive compensation.  As previously disclosed, our Board of Directors has determined to hold advisory votes on executive compensation annually.

For	Against	Abstain	Broker Non-Votes
59,909,072	767,413	118,353	3,206,916

3.  Approval of the IntercontinentalExchange, Inc. 2013 Omnibus Employee Incentive Plan:  Our stockholders approved the IntercontinentalExchange, Inc. 2013 Omnibus Employee Incentive Plan.

For	Against	Abstain	Broker Non-Votes
58,425,409	2,259,661	109,768	3,206,916

4.  Approval of the IntercontinentalExchange, Inc. 2013 Omnibus Non-Employee Director Incentive Plan:  Our stockholders approved the IntercontinentalExchange, Inc. 2013 Omnibus Non-Employee Director Incentive Plan.

For	Against	Abstain	Broker Non-Votes
59,510,969	1,169,589	114,280	3,206,916

5.  Ratification of Appointment of Independent Registered Public Accounting Firm: Our stockholders ratified the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013.

For	Against	Abstain
62,941,133	965,373	95,248

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

INTERCONTINENTALEXCHANGE, INC.

Date: May 20, 2013	By:	/s/ Scott A. Hill
Scott A. Hill
Senior Vice President, Chief Financial Officer